Exhibit 99.1

FORM OF LOCK-UP AGREEMENT

February 24, 2021

J.P. MORGAN SECURITIES LLC JEFFERIES LLC

SVB LEERINK LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o SVB Leerink LLC

1301 Avenue of the Americas, 12th floor

New York, NY 10019

Re:       LAVA Therapeutics B.V.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with LAVA Therapeutics B.V., a private company with limited liability organized under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) that is expected to convert into a public limited company organized under the laws of the Netherlands (naamloze vennootschap) at or immediately prior to the closing of the Public Offering (as defined below) (the “Company”), providing for the initial public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”) of common shares (the “Common Shares”) of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC and SVB Leerink LLC on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, in each case subject to the exceptions set forth in this letter agreement (this “Letter Agreement”), during the period beginning on the date of this Letter Agreement and ending at the close of business 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Shares, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction in respect of its shares in the capital of the Company that the undersigned is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will, other testamentary document or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution or other transfer to general or limited partners, members or shareholders, subsidiaries or affiliates of, or other holders of equity in, the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement, or court order;

(viii) to the Company from an employee or other service provider of the Company upon death, disability or termination of employment or service relationship, in each case, of such employee or service provider

(ix) to the Company in connection with (1) the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Common Shares (including, in each case, by way of “net” or “cashless” exercise), (2) any contractual arrangement that provides for the repurchase of the undersigned’s Common Shares, or (3) a right of first refusal with respect to transfers of such Common Shares, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that any such Common Shares received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan or other arrangement, each such agreement, plan or other arrangement which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(x) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer, disposition or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 or any required Schedule 13D, Schedule 13F, Schedule 13G or Schedule 13G/A, so long as such required filing includes a reasonably detailed explanation of transfer or distribution) and (C) in the case of any transfer, disposition or distribution pursuant to clause (a)(vii), (viii), and (ix), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of Common Shares in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards pursuant to plans or other equity compensation arrangements or exercise warrants, in each case described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c) convert outstanding preferred shares, warrants to acquire preferred shares or convertible securities into Common Shares or warrants to acquire Common Shares; provided that any such Common Shares or warrants received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish disposition plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities; provided that such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period; provided further that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such disposition plan, such announcement or filing shall include a statement to the effect that no transfer of the undersigned’s Lock-Up Securities may be made under such disposition plan during the Restricted Period.

Furthermore, notwithstanding anything herein to the contrary, the foregoing restrictions shall not apply to transactions relating to the undersigned’s Lock-Up Securities acquired (A) in the Public Offering, or (B) in open market transactions on or after the date of Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than a natural person, entity or “group” (as described above) that has executed a Letter Agreement in substantially the same form as this Letter Agreement beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

In the event that, during the Restricted Period, the Representatives release or waive any prohibition set forth in this Letter Agreement on the transfer of Common Shares, or any securities convertible into or exercisable for Common Shares, held by any director, executive officer or shareholder of the Company who is party to a lock-up agreement in connection with the Public Offering with the Representatives, the same percentage of the total number of outstanding Common Shares held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding Common Shares held by such director, executive officer or such shareholder on the date of such release or waiver that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. Notwithstanding the foregoing, the provisions of this paragraph will not apply if (1) (A) the release or waiver is effected solely to permit a transfer not involving a disposition for value and (B) the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of transfer or (2) the aggregate number of Common Shares affected by such releases or waivers (whether in one or multiple releases or waivers) is less than or equal to 1% of the total number of outstanding Common Shares (assuming a conversion of all preferred stock of the Company into Common Shares and calculated as of the date of such release or waiver). The Representatives shall use commercially reasonable efforts to promptly notify the Company, which shall then promptly notify the undersigned, of each such release described in this paragraph at least two business days before the effective date of any such release or waiver (provided, that, in the absence of bad faith, the failure by the Representatives or the Company to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters).

If the undersigned is an officer or director of the Company, (i) the Representatives on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from all obligations under this Letter Agreement if: (i) the Underwriting Agreement does not become effective by June 30, 2021, (provided, however, that the undersigned agrees that this Letter Agreement shall be automatically extended by three months if the Company provides, after consultation with the Representatives, written notice to the undersigned that the Company is still pursuing the Public Offering contemplated by the Underwriting Agreement); (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, (iii) either the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering; or (iv) the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn prior to the execution of the Underwriting Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:

By:
Name:
Title:

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